SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement        [_] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               LoJack Corporation
                (Name of Registrant as Specified In Its Charter)



                    Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________
    (5) Total fee paid:
        ________________________________________________________________________
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________
    (3) Filing Party:
        ________________________________________________________________________
    (4) Date Filed:
        ________________________________________________________________________

                               LoJack Corporation

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  July 21, 1999

         You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 21st day of July, 1999 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, for the following purposes:

         1. To consider and act upon a proposal to fix the number of directors of the Company at seven (7) and to elect seven (7) directors for the ensuing year.

         2. To consider and act upon a proposal to ratify the adoption by the Board of Directors of an amendment to the Company's Amended and Restated Stock Incentive Plan (the "Amended Plan") to provide for an increase of (i) 100,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to directors of the Company eligible to receive Non-Employee Director Options, and (ii) 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives.

         3. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 24, 1999 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

                                             By order of the Board of Directors,


                                             THOMAS A. WOOTERS,
                                                  Clerk

June 10, 1999

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please mail your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

                               LOJACK CORPORATION

                                Executive Offices
                                 333 Elm Street
                           Dedham, Massachusetts 02029

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

         This proxy statement and the accompanying proxy form are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), commencing on or about June 10, 1999. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on July 21, 1999 (the "Meeting") and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

         When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this proxy statement and in the discretion of the proxies as to other matters that may properly come before the Meeting. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                        VOTING SECURITIES AND RECORD DATE

         The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed May 24, 1999 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On May 24, 1999, there were issued and outstanding 16,944,361 shares of Common Stock.

         The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation in person or by proxy at the Meeting of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of proposal 2 and any other business which may properly be brought before the Meeting or any adjournment thereof.

         With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy card. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information as of May 24, 1999 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table in this proxy statement, and (4) all directors, nominees for director and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of May 24, 1999. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                       Number of
Name of                                                  Shares                       Percentage of
Beneficial Owner                                     and Nature of                    Common Stock
                                                  Beneficial Ownership
Capital Guardian Trust Company                       1,911,700 (1)                       11.28%
11100 Santa Monica Boulevard
Los Angeles, CA  90025-3384
Capital Research and Management                      1,347,000 (2)                        7.95%
Company
Smallcap World Fund, Inc.
333 South Hope Street
Los Angeles, CA  90071
Leon G. Cooperman                                    1,182,400 (3)                        6.98%
c/o Omega Advisors, Inc.
88 Pine Street
Wall Street Plaza - 31st Floor
New York, NY  10005
C. Michael Daley                                     1,345,681 (4)                        7.50%
James A. Daley                                          32,000 (5)                          *
Lee T. Sprague                                         253,134 (6)                          *
Harold W. Shad, III                                    113,742 (7)                          *
Robert J. Murray                                        62,500 (8)                          *
Larry C. Renfro                                         32,000 (9)                          *
Joseph F. Abely                                        379,200 (10)                       2.19%
Kevin M. Mullins                                        54,375 (11)                         *
William R. Duvall                                      257,000 (12)                       1.49%
Peter J. Conner                                        334,000 (13)                       1.93%
Harvey Rosenthal                                         9,500 (14)                         *
All executive officers and directors as              2,873,132 (15)                      15.06%
a group (11 persons)
-----------------

* Less than one percent (1%) of the outstanding Common Stock.

(1) According to a report filed with the SEC on Amendment No. 2 to Schedule 13G, dated February 8, 1999, Capital Guardian Trust Company exercised sole investment power with respect to 1,911,700 shares and sole voting power with respect to 1,548,700 shares. Capital Guardian Trust Company disclaims beneficial ownership as to 1,911,700 shares.

(2) According to a report filed with the SEC on Amendment No. 1 to Schedule 13G, dated February 8, 1999, jointly by Capital Research and Management Company and Smallcap World Fund, Inc., Capital Research and Management Company exercised sole investment power with respect to 1,347,000 shares, and Smallcap World Fund, Inc. exercised sole voting power with respect to 1,347,000 shares. Capital Research and Management Company disclaims beneficial ownership as to 1,347,000 shares.

(3) According to a report filed with the SEC on Amendment No. 2 to Schedule 13G, dated January 28, 1999, Leon G. Cooperman is the managing member of Omega Associates, L.L.C. (which is the sole general partner of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., and Omega Capital Investors, L.P.), the President and majority stockholder of Omega Advisors, Inc., investment manager to Omega Overseas Partners, Ltd. and investment advisor to a limited number of institutional clients. Mr. Cooperman exercises sole voting and sole investment power with respect to 952,200 shares and shared voting and investment power with respect to 230,200 shares.

(4) Includes (i) 23,809 shares held jointly with spouse, (ii) 5,167 shares held by spouse as to which beneficial ownership is disclaimed, (iii) 5,800 shares held as custodian under the Massachusetts Uniform Transfer to Minors Act as to which beneficial ownership is disclaimed and (iv) 992,000 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of May 24, 1999 ("Currently Exercisable Options").

(5) Includes 32,000 shares issuable upon exercise of Currently Exercisable Options.

(6) Includes 5,000 shares held by spouse as to which beneficial ownership is disclaimed and 32,000 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes (i) 12,565 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 8,612 shares held by controlled corporations, (iii) 9,000 shares held by a retirement account, and (iv) 32,000 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 30,500 shares held jointly with spouse and 32,000 shares issuable upon exercise of Currently Exercisable Options.

(9) Included 32,000 shares issuable upon exercise of Currently Exercisable Options.

(10) Includes (i) 200 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse, and (iii) 334,000 shares issuable upon exercise of Currently Exercisable Options.

(11)     Includes 54,375 shares subject to Currently Exercisable Options.

(12) Includes 257,000 shares issuable upon exercise of Currently Exercisable Options.

(13) Includes 334,000 shares issuable upon exercise of Currently Exercisable Options.

(14) Includes 7,500 shares issuable upon exercise of Currently Exercisable Options.

(15)     Includes   2,138,875   shares   issuable  upon  exercise  of  Currently
         Exercisable Options. See footnotes (4) through (14).

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section  16(a)  of  the  Securities   Exchange  Act  of  1934  requires
directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company and written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in a timely fashion during the fiscal year ended February 28, 1999.

                      PROPOSAL NO. 1-ELECTION OF DIRECTORS

         One of the purposes of the Meeting is to fix the number of directors of the Company at seven (7) and to elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the seven (7) nominees named below unless otherwise specified on the proxy form. All of the nominees are currently members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company except that Mr. James A. Daley and Mr. C. Michael Daley are brothers.

         The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

         The following information is furnished with respect to the persons nominated for election as directors:


                                                               Present Principal Employer
          Name                Age                             And Prior Business Experience
          ----                ---                             -----------------------------
C. Michael Daley              62      Mr. C. Michael Daley has served as Chairman of the Board, Chief Executive
                                      Officer and Treasurer of the Company since July 1986.  Mr. Daley was also
                                      President of the Company from July 1986 to January 11, 1996.  Mr. Daley has been a director of the Company since 1981.  Prior to July 1986, he was
                                      President and a principal of Daley Care Management Company, a company engaged in the health care business.

James A. Daley                58      Mr. James A. Daley has served as a director of the Company since 1985. Mr.
                                      Daley is President and a principal of Daley Hotel Group, Inc., and several affiliated entities, all of Boston, Massachusetts, which are in the hotel and restaurant business.

Harold W. Shad, III           52      Mr. Shad has served as a director of the Company since July 1988.  From 1984 to April 1997 Mr. Shad was the owner, President and Chief Executive Officer of Mike Shad Ford, Inc. and Mike Shad Chrysler, Plymouth Jeep, Eagle, Inc.
                                      of Jacksonville, Florida.  Since April 1997, Mr. Shad has continued to serve as President of Mike Shad Ford, Inc. and Mike Shad Chrysler, Plymouth, Jeep,
                                      Eagle, Inc. of Jacksonville, Florida. Mr. Shad is a former director of the
                                      National Automobile Dealers Association, representing Florida.  Mr. Shad is also a past Chairman of the Ford Motor Company's National Dealer Counsel.






Lee T. Sprague                59      Mrs. Sprague has served as a director of the Company since 1981. Mrs.
                                      Sprague has been a private investor for more than the past eight years. Mrs.
                                      Sprague also serves on the boards of various private, educational and charitable institutions.

Robert J. Murray              57      Mr. Murray has served as a director of the Company since 1992.  Mr. Murray has been Chairman of the Board, President and Chief Executive Officer of New
                                      England Business Service, Inc. since December 13, 1995.  From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic
                                      Group, of The Gillette Company.  Prior to January 1991, Mr. Murray served as
                                      Chairman of the Board of Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has also held a variety of other management positions in Gillette since 1961.  Mr. Murray also serves on the Board of
                                      Directors of Fleet National Bank, Allmerica Financial Corporation and
                                      Hannaford Bros. Co.

Larry C. Renfro               45      Mr. Renfro has served as a director of the Company since 1993.  Mr. Renfro is currently the Chief Executive Officer of LCR Financial Group, Inc.  From
                                      1990 to 1997, Mr. Renfro held the office of Vice President, Financial
                                      Services and served as a member of the Operating Committee of Allmerica
                                      Financial. From 1989 to 1990, he was Executive Vice President of State
                                      Street Bank and Trust Company.  From 1988 to 1989, he was Chairman of Boston
                                      Financial Data Services, Inc., a subsidiary of State Street Bank and Trust
                                      Company.

Harvey Rosenthal              56      Mr. Rosenthal has served as a director of the Company since 1997.  Now retired, Mr. Rosenthal held the offices of President and Chief Operating
                                      Officer and was a member of the Board of Directors of Melville Corporation
                                      (now known as CVS Corporation) from 1994 to 1996.  From 1984 to 1994, Mr.
                                      Rosenthal was the President and Chief Executive Officer of the CVS Division
                                      of Melville Corporation.  Mr. Rosenthal also serves on the Board of
                                      Directors of Cosmetic Centers, Inc. and on the Board of Trustees of EQ
                                      Advisors Trust.

         The Board of Directors recommends a vote FOR fixing the numbers of directors of the Company at seven (7) and FOR the election of each of the nominees named above.

                               BOARD OF DIRECTORS

Meetings of the Board of Directors and Committees

         The Board of Directors met four times during the fiscal year ended February 28, 1999 and acted once by written consent. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a nominating committee. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which they served during the fiscal year ended February 28, 1999.

         The Compensation Committee, which currently consists of Mrs. Sprague and Messrs. Murray and Renfro, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met three times during the fiscal year ended February 28, 1999.

         The Audit Committee, which consists of Messrs. James Daley, Shad and Rosenthal, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met [once] during the fiscal year ended February 28, 1999.

Compensation of Directors

         Each director of the Company, in addition to stock options granted as described below, is entitled to an annual stipend at the rate of $12,000 (based on a minimum of four directors meetings a year and for directors elected between annual meeting dates, prorated based upon the term of service), an attendance fee for each Board meeting of $1,000 and reimbursement of travel and hotel expenses (for out-of-state directors only). In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee are entitled to an additional $1,000 stipend per year.

         Non-employee directors (currently six persons) are eligible to receive Non-Employee Director Options under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). The provisions for Non-Employee Director Options under the Stock Incentive Plan are designed to be a "formula plan" under applicable rules promulgated by the SEC and are administered by the Board of Directors. Pursuant to the Stock Incentive Plan, on the third business day following the annual meeting of stockholders on July 20, 1994, an option to purchase 10,000 shares of Common Stock was granted to each non-employee director re-elected at such meeting at an exercise price of $7.375 per share, the fair market value on the date of grant. Thereafter, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on that date. Pursuant to the Stock Incentive Plan, an option to purchase 5,000 shares of Common Stock was granted to each non-employee director re-elected at the annual meeting of stockholders on July 19, 1995, July 17, 1996, July 16, 1997, and July 15, 1998 at an exercise price of $12.375 per share, $9.625 per share, $15.00 per share and $12.50 per share respectively, the fair market value on the date of each grant. Any non-employee director elected other than at an annual meeting of stockholders will be granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. There are 210,000 shares of Common Stock authorized for awards as Non-Employee Director Options and to date the Company has issued Non-Employee Director Options to purchase 160,000 shares of Common Stock.

         Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "Change in Control," as described in the Stock Incentive Plan, occurs or as otherwise provided in the terms of the option.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table and notes present the compensation paid by the Company to its Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer for each of the last three fiscal years.

                                                                                             Long-Term
                                             Annual Compensation                            Compensation
                                     -------------------------------------                  -------------
           Name and                                                                         Securities           All Other
          Principal               Fiscal                                                    Underlying          Compensation
           Position               Year (1)            Salary ($)        Bonus ($)           Options (#)(2)          ($)(3)
         ------------             --------           ------------      -----------          --------------      ------------
C. Michael Daley (Chairman,         1999               $372,404          $175,000               125,000              $10,000
Chief Executive Officer and         1998                347,499           175,000               125,000                3,799
Treasurer)                          1997                322,596           162,500               125,000                3,600


Joseph F. Abely (President          1999               $199,184           $90,000                43,000              $10,000
and Chief Operating Officer)        1998                186,153            92,500                35,000                3,799
                                    1997                176,316            90,000                30,000                3,600


William R. Duvall (Senior           1999               $141,211           $63,000                30,000              $10,000
Vice President, Operations          1998                133,115            65,000                30,000                3,503
and Technical Development)          1997                125,277            62,000                30,000                3,600


Peter J. Conner (Vice               1999               $104,463           $42,500                30,000               $8,882
President, Government               1998                 99,226            42,500                30,000                3,287
Relations)                          1997                 95,146            40,000                30,000                3,042


Kevin M. Mullins (Vice              1999               $126,492           $54,000                30,000               $2,650
President, Sales and                1998                119,077            50,500                30,000                1,040
Marketing)                          1997                118,808            40,000                 2,500                    0


-----------------
(1)      The Company's fiscal year ends on the last day of February.
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share (fair market value) in accordance with vesting schedules applicable to each option. Certain options become immediately and fully exercisable upon a "Change in Control." A "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.
(3) Represents the Company's match of the employee's contribution to the 401(k) plan.

Option Grants in Last Fiscal Year

         The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended February 28, 1999 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are used for illustration only and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.


                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                     Price Appreciation
                                               Individual Grants                                     for Option Term (3)
                               ----------------------------------------------------                ------------------------
                            Number of      Percent of
                            Securities     Total
                            Underlying     Options          Exercise or
                             Options       Granted to      Base Price per
                             Granted       Employees in        share        Expiration
                             (#) (1)       Fiscal Year       ($/Sh) (2)        Date                5%($)          10%($)
                             -------       -----------       ----------     ----------             -----          ------
C. Michael Daley             125,000         28.88 %         $13.00           3/19/08           $1,021,954      $2,589,832
Joseph F. Abely               40,000          9.24%           13.00           3/19/08              350,252         828,746
William R. Duvall             30,000          6.93%           13.00           3/19/08              262,689         621,560
Peter J. Conner               30,000          6.93%           13.00           3/19/08              262,689         621,560
Kevin W. Mullins              30,000          6.93%           13.00           3/19/08              262,689         621,560

--------------
(1) These Senior Management Options become exercisable in four equal installments commencing on February 28, 1999, February 29, 2000, February 28, 2001 and February 28, 2002. These options are subject to earlier vesting upon a "Change in Control" (see Summary Compensation Table Note (2)). Options may be exercised by the employee only during the term of employment and are not assignable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of the optionee, the estate or other beneficiary may exercise the options for a period of up to twelve months, but prior to expiration.
(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.
(3) The values shown are based on the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

         The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.



                                                                 Number of Securities             Value of Unexercised
                                                                Underlying Unexercised                In-the-Money
                                                                      Options at                       Options at
                                                                       FY-End (#)                     FY-END ($)(2)
                        Shares Acquired   Value Realized      -----------------------------  ----------------------------
       Name             on Exercise (#)           ($)(1)      Exercisable     Unexercisable  Exercisable    Unexercisable
       ----             ---------------   --------------      -----------     -------------  -----------    -------------
C. Michael Daley                100,000      $895,312.50          992,000           187,500    3,746,448           0
Joseph F. Abely                  10,000        60,937.50          334,000            55,000    1,375,813           0
William R. Duvall                 4,000        44,000.00          257,000            45,000      833,413           0
Peter J. Conner                       0                0          334,000            45,000    1,372,413           0
Kevin M. Mullins                      0                0           54,375            37,500            0           0

-----------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at February 26, 1999 ($9.00 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                        REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Committee") consists of Lee T. Sprague, Robert J. Murray and Larry C. Renfro, three non-employee directors. The Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives (currently stock options) to directors and officers and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

         The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

         -offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; reward achievements that further the business strategy of the Company.

         -link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

         -encourage executives to manage from the perspective of persons with ownership interests in the Company.

         Each year the Committee conducts a full review of the Company's executive compensation program. In fiscal 1997, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

         Based upon the findings of the independent consultant and its own deliberations, the Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

         The Committee recently reviewed the performance standards by which it determines annual bonus awards. These performance standards are based on a combination of Company results and individual achievements, except for C. Michael Daley whose award is determined completely by reference to corporate results. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement (other than Mr. Daley), the Committee also takes into account the views of Mr. Daley, the Company's Chief Executive Officer. The Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

         Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary (other than for Mr. Daley) have generally been modest.

         Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the fiscal year, the Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels. In fiscal 1999, the corporate performance standards were based on growth in revenues, growth in pre-tax earnings and market penetration. The Committee also considered individual achievements in areas such as departmental performance and leadership of special projects. Over the past five fiscal years, the Committee has awarded cash bonuses to its executive officers.

         The awards for each year are generally declared and paid during the first quarter of the following fiscal year and are paid during that fiscal year. The Committee recommended, and the Board approved, allocating $249,150 for bonus compensation to the executive management group (other than to Mr. Daley) for fiscal 1999, which has been allocated and was paid in the first quarter of fiscal 2000. The Committee has allocated more for bonuses in fiscal 1999 than in fiscal 1998 because the Company has had an excellent year in which, among other things, it had record sales growth and operating profits, expanded the use of the Company's technology into new jurisdictions, and reduced the manufactured and installed cost of the Company's products.

         Management Stock Ownership. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

         On May 12, 1999, the Committee granted 90,000 Senior Management Options to purchase Common Stock at $7.875 per share, as follows: Joseph F. Abely, 30,000, William R. Duvall, Peter J. Conner and Kevin M. Mullins, 20,000 each. The Committee considers these option grants reflective of the excellent performance of senior management during fiscal 1999 as measured by the corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy. The Chief Executive Officer was also granted Senior Management Options, as discussed below.

Chief Executive Officer Compensation

         In determining the compensation of the Company's Chairman and Chief Executive Officer, C. Michael Daley, the Committee considered the demonstrated leadership he brings to the Company and the excellent performance of the Company during the past fiscal year as measured against the Company performance standards established by the Committee. In light of these factors, Mr. Daley's salary was also increased to $395,000, effective April 1, 1998. Based on the Company's achievements in fiscal 1999 as measured by its growth in revenues, growth in net earnings and market penetration, the Board approved, based on the Committee's recommendation, a bonus of $175,000 to be paid in the first quarter of fiscal 2000 and the Committee granted Mr. Daley a Senior Management Option to purchase 100,000 shares of the Company's Common Stock on the same terms as the grants of Senior Management Options to other executive officers.

                                                    The Compensation Committee

                                                    Lee T. Sprague
                                                    Robert J. Murray
                                                    Larry C. Renfro

Stock Performance Graph

         The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index, consisting of Audiovox Corp., over a five-year period beginning February 28, 1994 and ending February 28, 1999. The peer group index was formed on a weighted average basis based on market capitalizations. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                                               [GRAPH APPEARS HERE]

                                       ASSUMES $100 INVESTED ON MAR. 1, 1994
                                           ASSUMES DIVIDEND REINVESTED
                                         FISCAL YEAR ENDING FEB. 28, 1999

                                                                Fiscal Year Ending
                                   --------------------------------------------------------------------------
      Company/Index/Market         2/28/1994    2/28/1995    2/29/1996    2/28/1997    2/27/1998    2/26/1999
      --------------------
Lo-Jack Corp                        100.00       100.00       142.37       138.98       165.25       122.03
Customer Selected Stock List        100.00       46.34        34.15        43.50        45.13        43.50
NASDAQ Market Index                 100.00       98.47        131.83       158.24       215.21       278.09

            DESCRIPTION OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

         General. The Company's original Stock Incentive Plan was adopted by the Board of Directors in May 1989 and approved by the Company's stockholders in July 1989 and initially provided for 350,000 shares of Common Stock to be available for issuance upon exercise of options. In January 1992, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1992, the stockholders approved amendments to, the original Stock Incentive Plan to provide for a new category of stock options designated as "Senior Management Options" and to increase the total number of shares issuable upon the exercise of options pursuant to the original Stock Incentive Plan by 2,414,135, which shares are available for issuance upon exercise of Senior Management Options. In March 1994, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1994, the Stockholders approved the amendments to the original Stock Option Plan to increase the number of shares issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options by 150,000, to permit the grant of stock options to consultants, to give the Board of Directors flexibility in the event of a merger, consolidation or liquidation of the Company or sale of all or substantially all of the Company's assets ("Section 6(g) Event") with respect to the exercisability of options then outstanding, and to provide for the grant of options to purchase up to 210,000 shares of Common Stock to non-employee directors under "formula plan" provisions ("Non-Employee Director Options"). In May 1995, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1995, the stockholders approved amendments to the Restated and Amended Stock Incentive Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted to employees who are eligible to receive Senior Management Options by 1,000,000 and to permit the Compensation Committee to issue Senior Management Options as incentive stock options, nonqualified stock options, or a combination thereof. In May 1997, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1997, the stockholders approved an amendment to the Restated and Amended Stock Incentive Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options by 150,000.

         Recent Amendment. On May 12, 1999, the Compensation Committee recommended and the Board of Directors of the Company approved the following amendments to the Restated and Amended Stock Incentive Plan (the "Amended Plan"): an increase of (i) 100,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to directors of the Company eligible to receive Non-Employee Director Options, and (ii) 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives. These increases are subject to stockholder approval. A complete copy of the Amended Plan may be obtained from the Company, upon written request, without charge.

         The Board of Directors believes that the use of long-term stock incentives is the most effective tool to motivate and retain key management, other employees, non-employee directors and consultants of the Company and to provide such persons with an additional incentive to promote the long-term interests and financial success of the Company. The purpose of the Amended Plan is to benefit the Company through the retention and motivation of its employees by offering such individuals an opportunity to become owners of the Common Stock of the Company with an additional incentive to advance the best interests of the Company by increasing their proprietary interest in the success of the Company.

         Stock Option Features. Options may take the form of incentive stock options ("ISO's") qualified under Section 422 of the internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options (NQSO's"), including Senior Management Options and Non-Employee Director Options. Only non-employee directors of the Company are eligible to receive Non-Employee Director Options under the Amended Plan. In the event an option expires or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Amended Plan.

         There are approximately 480 employees potentially eligible to receive options relating to the additional 1,000,000 shares authorized under the Amended Plan, and 6 directors potentially eligible to receive options relating to the additional 100,000 shares authorized under the Amended Plan. As of February 28, 1999, NQSO's, including Senior Management Options and Non-Employee Director Options, to purchase 2,857,500 shares of Common Stock were outstanding and 83,760 shares of Common Stock were available for future grant. The terms and conditions applicable to each option granted under the Amended Plan (other than to Non-Employee Director Options) will be subject to the Amended Plan and determined by the Committee at the time of grant of each option, and may vary with each option granted. Each option (other than to Non-Employee Director Option) is exercisable over a period, determined by the Compensation Committee of the Board in its discretion, of up to ten years from the date of grant. No stock option can be exercised earlier than one year from the date of grant.

         The price of a share of Common Stock purchasable upon exercise of options granted under the Amended plan may not be less than the fair market value of a share of Common Stock on the date such option is granted. The shares purchased upon the exercise of an option are to be paid in cash or, with prior consent of the Committee, through the delivery of other shares of the Company's Common stock with a value equal to the total exercise price, or with money loaned by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company, or with a combination of the foregoing.

         An option is not transferable except by will or the laws of descent and distribution or in the case of NQSO's pursuant to a qualified domestic relations order. If the employment or service of an optionee terminates for any reason of death, disability or retirement), the optionee may, within the three-month period following such termination, exercise his options to the extent he was entitled to exercise such options at the date of termination. If an optionee dies while employed or terminates employment by reason of disability or retirement, the options may be exercised within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's disability or retirement by the optionee. In no other case may the options be exercised later than the expiration date specified in the option grant.

         The Amended Plan permits an optionee, with the consent of the Committee, to pay any income tax incurred by the optionee upon exercise of an option with shares of Company's Common Stock otherwise issuable to the optionee. The number of shares issued to the optionee is thereby reduced, and the Company pays the taxes of the optionee with cash.

         Change of Control. Senior Management Options, Non-Employee Director Options and such other options as may be designated by the Committee from time to time become immediately and fully exercisable upon a "change of control." A "change of control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.

         Administration of the Amended Plan. The Amended Plan and the granting of options (other than Non-Employee Direction Options) thereunder will be administered by the Committee. The Committee has the power to determine which persons (other than non-employee directors) will receive options under the Amended Plan. No ISO's will be granted under the Amended Plan subsequent to May 10, 2009, ten years after approval by the Board of Directors of the proposed increases in the number of shares eligible for grant. Non-Employee Director Options will be administered by the Board of Directors.

         Non-Employee Director Options. All non-employee directors (currently six persons) are eligible to receive Non-Employee Director Options under the Amended Plan. The provisions for Non-Employee Director Options under the Amended plan are designed to be a "formula plan" under applicable rules promulgated by the Securities and Exchange Commission ("SEC") and will be administered by the Board of Directors. On the third day following an annual meeting of stockholders, each eligible non-employee director shall receive an annual option grant to purchase 10,000 shares of Common Stock. Any non-employee director elected other than at an annual meeting of stockholders will be granted Non-Employee Director Options to purchase 2,000 shares of Common stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders.

         Non-Employee Director options will be NQSO's under the Amended Plan. Except as otherwise provided in the Amended Plan, the Non-Employee Director Options have substantially the same features as NQSO's and will be issued under and subject to the provisions of the Amended plan, as more fully describe herein. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options will be granted for a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "change of control," described above, occurs or as otherwise provided in the terms of the option.

         Section 6(g) Event. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided that any action taken by the Board of Directors in connection with a
Section 6(g) Event shall be in compliance with the applicable rules promulgated by the SEC applicable to stock option plans intended to be qualified for exemption from liability under Section 16 (b) of the Securities Exchange Act of 1934.

         Amendments. The Board may at any time amend or terminate the Amended Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may: (a) increase the maximum number of shares as to which awards may be granted under the Amended Plan (except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares); (b) materially increase the benefits accruing to Amended Plan participants; (c) materially change the requirements as to eligibility for participation in the Amended Plan; or (d) remove the administration of the Amended Plan from the Committee provided under the Plan or render any member of the Committee eligible to receive an award (other than Non-Employee Director Options) under the Amended Plan. In 1992, the Board of Directors voted to amend the Amended Plan to eliminate therefrom the provisions relating to the granting of stock appreciation rights and the limited stock appreciation rights and to provide for the grant of Senior Management Options. No stock appreciation or limited stock appreciation rights were ever offered pursuant to the Amended Plan.

         Accounting Effects. Under current accounting rules, neither the grant nor exercise of options under the Amended Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

         Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax consequences of option grants and exercises under the Amended Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         1. Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option prices is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

         An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

         The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitle to deduct the amount or ordinary income recognized by the employee.

         2. Non-Qualified Stock Options. The grant of non-qualified stock options under the Amended Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale incudes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

        PROPOSAL NO. 2-RATIFICATION OF ADOPTION OF AN INCREASE IN SHARES
                  AVAILABLE FOR ISSUANCE UNDER THE AMENDED PLAN

         Proposal No. 2 requests that the stockholders ratify adoption by the Board of Directors of an amendment to the Restated and Amended Stock Incentive Plan for an increase of (i) 100,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to directors of the Company eligible to receive Non-Employee Director Options, and (ii) 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives.

         The value and number of options which will be granted to employees who are eligible to receive Senior Management Options, and the value and number of options which will be granted to directors who are eligible to receive Non-Employee Director Options, as a result of the respective increases in shares authorized under the Amended Plan, is not determinable. Such option grants are subject to the discretion of the Committee.

         Approval of the provisions of the Amended Plan described in Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of the Company's voting securities, voting as a single class, present or represented by proxy and entitled to vote at the Meeting.

      Proposal No. 2 has been unanimously approved the Board of Directors, which recommends that a vote "FOR" its adoption.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the Company's 2000 annual meeting of stockholders must be received at the executive offices of the Company not later than forth-five (45) days before mailing of proxies. To be considered for inclusion in next year's proxy statement under the SEC's proxy rules, stockholder proposals must be received at the executive offices of the Company not later than February 10, 2000.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended February 28, 1999 is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

         Deloitte & Touche, LLP are the Company's independent public accountants for the current fiscal year.

                                  OTHER MATTERS



         As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, in their best judgement.

                                            By order of the Board of Directors,

                                            THOMAS A. WOOTERS,
                                                 Clerk

PROXY                          LOJACK CORPORATION                          PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 21, 1999

     The undersigned hereby appoints C. Michael Daley and Joseph F. Abely (or either of them) as proxies, each with full power of substitution, to vote all shares of LoJack Corporation owned by the undersigned on May 24, 1999 at the Annual Meeting of Stockholders of LoJack Corporation, to be held on July 21, 1999 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree,
Massachusetts, and at any adjournments therof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 10, 1999, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ALL THE NOMINEES IN PROPOSAL 1, PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 3 ON THE REVERSE.

                               SEE REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                              LOJACK CORPORATION

                                 JULY 21, 1999


             |                                                   |
            \|/ Please Detach and Mail in the Envelope Provided \|/
- ------------------------------------------------------------------------------
       PLEASE MARK YOUR                                                  |
A [X]  VOTES AS IN THIS                                                  |
       EXAMPLE.                                                          -------

               FOR all      WITHHOLD AUTHORITY
              nominees   to vote for all nominees

1. Election     [_]              [_]              NOMINEES: C. MICHAEL DALEY
   of                                                       JAMES A. DALEY
   Directors                                                HAROLD W. SHAD, III
                                                            LEE T. SPRAGUE
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE                 ROBERT J. MURRAY
FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S            LARRY C. RENFRO
NAME IN THE SPACE PROVIDED BELOW.                           HARVEY ROSENTHAL

--------------------------------------------------

2. Amendment of the Stock Incentive Plan       For        Against      Abstain
                                               [_]          [_]          [_]

3. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE_______________________________________ DATE__________________


SIGNATURE_______________________________________ DATE__________________
               Signature if held jointly

Note: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint tenants, each party should sign.